AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON ________, 2004
                                                     REGISTRATION NO. 333-100032

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                                                  --------------

                                 Amendment 5 to

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                                  ---------------

                               CRESCENT MOON, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                 (Formerly known as Cherokee Investments, Inc.)

         WYOMING                                4953                      86-0970157
         -------                                ----                      ----------
(STATE OR OTHER JURISDICTION OF     (PRIMARY STANDARD INDUSTRIAL          (IRS EMPLOYER
INCORPORATION OR ORGANIZATION)         CLASSIFICATION NUMBER)          IDENTIFICATION NUMBER)

                                2557 CANNAN ROAD
                           BLOOMFIELD, NEW YORK 14469

                                 (585) 657-1010

          (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
             AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                                 ---------------

                                ROBERT P. DENOME
                      ROCHESTER PORTABLE SPECIALTIES, INC.
                                2557 CANNAN ROAD
                           BLOOMFIELD, NEW YORK 14469
                                 (716) 657-1010
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
              INCLUDING AREA CODE, OF AGENT FOR SERVICE OF SERVICE)
                                 ---------------

                                 WITH COPIES TO:
                         CHRISTOPHER H. DIETERICH, ESQ.
                             DIETERICH & ASSOCIATES
                            11300 W OLYMPIC BLVD #800
                              LOS ANGELES, CA 90064
                                 (310) 312-6888
                               FAX (310) 312-6680

APPROXIMATE  DATE OF  COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO PUBLIC:
From time to time after the Registration Statement becomes effective as determined by market conditions and the needs of the Selling Shareholders. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/
                                 ---------------

                         CALCULATION OF REGISTRATION FEE
------------------------------------- ------------------ --------------------- ---------------------------- ------------------
 TITLE OF EACH CLASS OF SECURITY TO     AMOUNT TO BE        OFFERING PRICE     PROPOSED MAXIMUM AGGREGATE       AMOUNT OF
           BE REGISTERED                 REGISTERED                                  OFFERING PRICE         REGISTRATION FEE
------------------------------------- ------------------ --------------------- ---------------------------- ------------------


Common Stock, $.001 par value          250,000 shares            $.10                    $25,000                  $100

------------------------------------- ------------------ --------------------- ---------------------------- ------------------


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                               CRESCENT MOON, INC.

                         250,000 SHARES OF COMMON STOCK


         This prospectus is part of a registration statement that covers 250,000 shares of our common stock currently owned by the selling shareholders (the "selling shareholders"). These shares may be offered or sold from time to time by the selling shareholders. The selling shareholders, other than the current president of Crescent Moon, are considered underwriters by the Securities and Exchange Commission for the purposes of this offering. All of the selling shareholders shall sell their shares at a rate of $0.10 per share for the duration of this offering.


         We will not receive any proceeds from the sale of shares by the selling shareholders.

         Our common stock is not currently listed or quoted on any quotation medium. There can be no assurance that our common stock will ever be quoted on any quotation medium or that any trading market for our common stock will ever develop.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.




    SEE "RISK FACTORS" BEGINNING ON PAGE 4 FOR A DISCUSSION OF ALL MATERIAL
              RISKS RELATED TO AN INVESTMENT IN OUR COMMON STOCK.



                  The date of this prospectus is ________, 2004

                                TABLE OF CONTENTS

                                                                      PAGE

PROSPECTUS SUMMARY........................................................2

RISK FACTORS AND INVESTMENT CONSIDERATIONS................................4

USE OF PROCEEDS...........................................................6

DETERMINATION OF OFFERING PRICE...........................................6

SELLING SHAREHOLDERS......................................................6

PLAN OF DISTRIBUTION......................................................8

LEGAL PROCEEDINGS.........................................................9

MANAGEMENT................................................................9

DESCRIPTION OF SECURITIES................................................10

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...........................11

BUSINESS.................................................................13

MANAGEMENT'S DISCUSSION AND ANALYSIS AND RESULTS OF OPERATIONS...........17

DESCRIPTION OF PROPERTY..................................................20

MARKET FOR THE SHARES AND RELATED STOCKHOLDER MATTERS....................20

LEGAL MATTERS............................................................21

EXPERTS..................................................................21

                               PROSPECTUS SUMMARY


         THE FOLLOWING IS A SUMMARY OF THE OFFERING. THE SHARES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. EACH PROSPECTIVE INVESTOR SHOULD CAREFULLY REVIEW THE ENTIRE PROSPECTUS, THE FINANCIAL STATEMENTS AND ALL EXHIBITS AND DOCUMENTS REFERRED TO THEREIN. SEE "RISK FACTORS."

                               CRESCENT MOON, INC.
         Our common stock is not listed on any recognized exchange or quoted on any quotation medium. There are no plans, proposals, arrangements or understandings with any persons concerning the development of a trading market in our common stock.

         Unless the context otherwise requires "we," "our," "us," or the "Company," refers to Crescent Moon, Inc., a Wyoming corporation. Our wholly owned subsidiary is Rochester Portable Specialties, Inc., a New York corporation. Our principal executive offices are located at 2557 Cannan Road, Bloomfield, New York 14469, and our telephone number is (716) 657-1010.

SUMMARY OF OUR BUSINESS

         Prior to the acquisition we had no assets or business operations. We are now engaged in the business of providing temporary restroom rentals and service, and event management for outdoor events in the Rochester/Western New York area.

                             SUMMARY OF THE OFFERING


SECURITIES OFFERED........................................   250,000 shares of common stock.


CAPITAL STOCK OUTSTANDING

     Common Stock outstanding prior to and after
     Offering.............................................   1,450,000 shares (1)

USE OF PROCEEDS...........................................   We will  not  receive  any  proceeds  from the sale of
                                                             the shares by the  selling  shareholders.  See "Use of
                                                             Proceeds."


PLAN OF DISTRIBUTION......................................   The   shares    offered    hereby   by   the   selling
                                                             shareholders  if sold, will be sold at a rate of $0.10
                                                             per share.


                                                             We  are  paying  all  of  the   expenses  in
                                                             connection  with  the  preparation  of  this
                                                             Prospectus  and  the  related   Registration
                                                             Statement,   estimated   at   $32,600.   See
                                                             "Selling    Shareholders"   and   "Plan   of
                                                             Distribution."

RISK FACTORS..............................................   An  investment  in our  common  stock  involves a high
                                                             degree of risk.  SEE "RISK FACTORS."





--------------------

(1) Indicates shares of common stock outstanding as of the date of this Prospectus.

                             SUMMARY FINANCIAL DATA


         The following table summarizes certain of our selected financial data. Each prospective investor should carefully review the more detailed financial statements contained elsewhere in this prospectus. The summary financial information contained in the following table is derived from and should be read in conjunction with our audited and unaudited financial statements and the notes thereto appearing elsewhere in this prospectus. See "Business" and our Consolidated Financial Statements.


                               Crescent Moon, Inc.

                                                    For the Year Ended                 For the Six Months Ended
                                                       February 28,                           August 31,
                                            -----------------------------------    ----------------------------------
                                                 2004               2003               2004                2003
                                            ---------------    ----------------    --------------     ---------------
Statement of                                                                                  (Unaudited)
Operation Data:                                 Actual             Actual             Actual              Actual
                                            ---------------    ----------------    --------------     ---------------
Net Sales                                         $355,168            $258,488          $223,063            $282,209
Operating Expense                                  260,875             249,761           200,487             161,269
Operating Income (loss)                             94,293               8,727            22,576             120,940
Other Income (expense)                               5,281            (13,475)           (2,391)               6,436
Net Income Attributable to
   Common Stockholders                              76,922             (1,373)            21,499             135,591

Basic & Diluted
Income per Share                                   $  0.06            $     -           $   0.01            $   0.09
Weighted Average Number
    of Shares Outstanding                        1,450,000          1,265,000           1,450,000          1,450,000



                                              Six Months Ended
                                              August 31, 2004
                                                (Unaudited)
Balance Sheet Data                                 Actual
-------------------------------------    ---------------------------
Working Capital                                           $(28,454)
Total Assets                                                247,854
Short-term Debt                                              83,100
Long-term Debt                                               44,014
Total Stockholders' Equity                                  120,740

                                  RISK FACTORS

         Investment in our common stock involves a number of risks. The following material factors should be carefully considered by anyone purchasing shares of our common stock. Any of the following risks would adversely effect our business, financial condition and results of operation.

GOVERNMENTAL ACTION AND REGULATION OF WASTE COLLECTION, TRANSPORTATION AND DISPOSAL MAY IMPOSE SIGNIFICANT BURDENS ON OUR BUSINESS.

         There are business risks and potentially substantial cost exposures associated with waste collection, transportation and disposal. These risk factors include: (i) governmental actions at all levels that may seek to restrict the interstate movement of waste for disposal or which seek to limit the types of waste that can be disposed of in certain facilities, which can result in declining volumes of waste available for disposal at some facilities,
(ii) regulations possibly requiring demonstration of financial responsibility and conformance to prescribed or changing standards and methods of operation, and (iii) judicial and administrative proceedings regarding alleged possible adverse environmental and health effects of treatment and disposal facilities.

IF OUR CUSTOMERS BUILT PERMANENT RESTROOM FACILITIES, WE WOULD LOSE REVENUE.

         Crescent Moon's customers could build their own restroom facilities. If one or more of Crescent Moon's customers were to build their own facilities instead of renting portable restroom facilities from Crescent Moon, we would lose revenue.

OUR TWO BIGGEST CUSTOMERS ACCOUNT FOR A SIGNIFICANT PORTION OF OUR REVENUE, AND THE LOSS OF ONE OR BOTH CUSTOMERS WOULD RESULT IN OUR LOSS OF REVENUE.

         Our two biggest customers accounting for approximately 21% of our revenue are the Buffalo Bills football club and Beau Productions, an event productions company. If we were to lose one or both of these major customers we would lose a significant source of our revenue.

MANAGEMENT WILL CONTROL APPROXIMATELY 83% OF OUR COMMON STOCK, AND THIS PERSON MAY HAVE CONFLICTS OF INTEREST.

         Robert P. Denome owns approximately 83% of the outstanding common stock following the combination between Cherokee Investments and Rochester Portable Specialties doing business as Crescent Moon. Accordingly, Mr. Denome is able to exert considerable influence over any stockholder vote, including any vote on the election or removal of directors and any merger, consolidation or sale of all or substantially all of our assets, and control our management and affairs. Such control could discourage others from initiating potential merger, takeover or other change in control transactions.

THERE IS NO MARKET FOR OUR SHARES AND YOU MAY NOT BE ABLE TO SELL THEM.

         There has been no trading market for our common stock. Although we intend to apply to list our common stock on the OTC Bulletin Board, there can be no assurance that our application will be granted and there can be no assurance that an active market will develop for our common stock. Therefore, it may be difficult to sell your shares if you should desire or need to sell.

         If we do become listed on the OTC Bulletin Board, we do not know how our common stock will trade. The market price of our common stock may fluctuate significantly due to a number of factors, some of which may be beyond our control, including:

o        the  potential   absence  of  securities   analysts   covering  us  and
         distributing research and recommendations about us;

o the liquidity of our common stock will be low because only 250,000 shares will be in the hands of non-affiliates;

o changes in earnings estimates by securities analysts or our ability to meet those estimates;

o the operating results and stock price performance of other comparable companies;

o        overall stock market fluctuations; and

o economic conditions generally and in the mortgage industry in particular. Any of these factors could have a significant and adverse impact on the market price of our common stock. In addition, the stock market in general has experienced extreme volatility and rapid decline that has often been unrelated or disproportionate to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock, regardless of our actual operating performance.

OUR COMMON STOCK WILL LIKELY BE CONSIDERED A PENNY STOCKS, WHOSE PURCHASE CAN BE RISKY.

         In the event that a public trading market develops for our shares, they may be classified as a "penny stock" depending upon their market price and the manner in which they are traded. Section 3(a)(51) of the Securities Exchange Act of 1934 defines a "penny stock," for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share and is not admitted for quotation and does not trade on the Nasdaq Stock Market or on a national securities exchange. For any transaction involving a penny stock, unless exempt, the rules require delivery by the broker of a document to investors stating the risks of investment in penny stocks, the possible lack of liquidity, commissions to be paid, current quotations and investors' rights and remedies, a special suitability inquiry, regular reporting to the investor and other requirements. Prices for penny stocks are often not available and investors are often unable to sell such stock. Thus an investor may lose his entire investment in a penny stock and consequently should be cautious of any purchase of penny stocks.


WE HAVE NOT PAID ANY DIVIDENDS AND DO NOT ANTICIPATE PAYING ANY CASH DIVIDENDS.


         Holders of common stock are entitled to receive such dividends as may be declared by our board of directors. To date, we have paid no cash dividends on our shares of common stock and we do not expect to pay cash dividends on our common stock in the near term. We intend to retain future earnings, if any, to provide funds for operations of our business. Investors who anticipate the need for dividends from investments should refrain from purchasing the common stock offered by this Prospectus.


                                 USE OF PROCEEDS

         We will not receive any proceeds from this offering. All proceeds from the sale of the shares sold under this prospectus will go to the selling shareholders.


                         DETERMINATION OF OFFERING PRICE


         This prospectus may be used from time to time by the selling shareholders who offer the common stock registered under the registration statement of which this prospectus is a part. The common stock offered by the selling shareholders will be offered from time to time at a fixed rate of $0.10 per share. We have determined the offering price of the common stock in this offering. Because no underwriter or placement agent is involved in the offering, investors will not have the benefit of an offering price that was determined by negotiations between such party and us. The price of our common stock does not necessarily bear any relationship to our asset value, net worth, earnings or any other established criteria of value.



                              SELLING SHAREHOLDERS

         The following table provides certain information with respect to the common stock owned by the selling shareholders who are entitled to use this prospectus. According to the Securities and Exchange Commission, persons who acquire securities in a blank check company would be acting as underwriters when reselling those securities. The selling shareholders, other than the current president of Crescent Moon, are therefore considered underwriters by the Securities and Exchange Commission for the purposes of this offering. We understand that Daniel Hodges has formed numerous blank check companies, including Cherokee Investments, Inc. The selling shareholders are shareholders in many other blank check corporations formed by Mr. Hodges. There are no other connections between those other black check companies and the selling shareholders. Mr. Hodges does not control, directly or indirectly, the selling shareholders. There are no contracts, arrangements or understandings among the selling shareholders to dispose of the common shares of Crescent Moon. The information in the table is as of the date of this prospectus. Except as described below, no selling shareholder has had a material relationship with us within the past three years other than as a result of the ownership of common stock.


                                                SHARES AVAILABLE    PERCENT OWNED BEFORE      PERCENT OWNED
  NAME AND ADDRESS OF SELLING       SHARES       FOR SALE UNDER      COMPLETION OF THE      AFTER COMPLETION
          SHAREHOLDER              OWNED(1)     THIS PROSPECTUS         OFFERING (1)       OF THE OFFERING (4)
---------------------------------                                  -----------------------
Robert P. Denome  (2)              1,200,000         25,000                  83                    81
2557 Cannan Road
Bloomfield, NY 14469
Daniel L. Hodges  (3)               50,000           25,000                 3.4                    1.7
1815 N. Placita Buendia
Tucson, AZ  85749
David Adams                          8,000           8,000                   *                      0
6556 E. Calle Herculo
Tucson, AZ  85711


1971 N. Lindenwood Dr.
Tucson, AZ  85712
Gerald Bowlin                        8,000           8,000                   *                      0
1 East River Road, #720
Tucson, AZ  85704
Robert C. Daly                       8,000           8,000                   *                      0
6250 Kelly Lynn Ct.
Waxhaw, NC  28173
Brian Delfs                          8,000           8,000                   *                      0
5162 E. Citrus St.
Tucson, AZ  85712
James Delfs                          8,000           8,000                   *                      0
3730 N. Tucson Blvd.
Tucson, AZ  85716
Eric Evans                           8,000           8,000                   *                      0
305 N. Hidalgo
Alhambra, CA  91801
Andrew Gerrish                       8,000           8,000                   *                      0
2231 N. Norris
Tucson, AZ  85719
Audra Guthery                        8,000           8,000                   *                      0
4810 E. Seneca
Tucson, Az  85712
David Hack                           8,000           8,000                   *                      0
232 W. Smoot Dr.
Tucson, AZ  85705
Matthew Hodges                       8,000           8,000                   *                      0
1529 N. Desmond
Tucson, AZ  85712
Scott Krause                         8,000           8,000                   *                      0
9160 E. Walnut Tree Dr.
Tucson, AZ  85749
Michael McKendrick                   8,000           8,000                   *                      0
3015 N. Wentworth Rd.
Tucson, AZ  85749
John R. Ogden                        8,000           8,000                   *                      0
5765 N. Paseo Otono
Tucson, AZ  85715
Ron Olson                            8,000           8,000                   *                      0
9969 E. Paseo San Ardo
Tucson, AZ  85747
Mark Polifka                         8,000           8,000                   *                      0
1132 Mohawk
Topanga, CA  90290
Michael Rhyner                       8,000           8,000                   *                      0
9737 E. Mount Pleasant
Tucson, AZ  85749
Monica Romero                        8,000           8,000                   *                      0
2528 W. Criswell Ct.
Tucson, AZ  85745

Melissa Saucedo                      8,000           8,000                   *                      0
7019 W. Avondale
Tucson, AZ  85743
Howard Smith                         8,000           8,000                   *                      0
4050 N. Hiddencove Pl.
Tucson, AZ  85749
John Sylvester                       8,000           8,000                   *                      0
10222 E. Sylvester Rd.
Hereford, AZ  85615
Roger Tamietti                       8,000           8,000                   *                      0
HC 70 Box 4254
Sahuarita, AZ  85629
Raymond Willey                       8,000           8,000                   *                      0
1192 Joseph Ct.
Ripton, CA  95366
Jennifer Worden                      8,000           8,000                   *                      0
9055 E. Catlina Hwy, No. 5206
Tucson, AZ  85749
Roger Wright                         8,000           8,000                   *                      0
5294 W. Peridot St.
Tucson, AZ  85741

----------------------

(1) Percentages and share ownership numbers are based on the total issued and outstanding common stock on the date of this prospectus of 1,450,000 shares.

(2)  Robert P. Denome is the sole officer and director of Crescent Moon, Inc.

(3) Daniel Hodges is the formerly sole officer and director of Cherokee Investments.

(*)  Shareholder holds 0.55%.

(4) Assuming all shares registered hereunder by the selling shareholder are sold.


                              PLAN OF DISTRIBUTION

         We are registering the shares covered by this prospectus for the selling shareholders. As used in this prospectus, selling shareholders includes the pledgees, donees, transferees or others who may later hold the selling shareholders' interests. We will pay the costs and fees of registering the shares, but the selling shareholders will pay any brokerage commissions, discounts or other expenses relating to the sale of the shares.

         The selling shareholders may sell the shares, if they are sold, at the fixed rate of $0.25 per share in direct transactions for the duration of this offering. As underwriters, the selling shareholders, other than the current president of Crescent Moon, will be subject to the prospectus delivery requirements of Section 5(b)(2) of the Securities Act.

Restricted Shares

         Our officer and director own 1,200,000 shares of our common stock. 25,000 shares of common stock currently held by our officer and director are registered hereunder. The common stock held by our officer and director are be "restricted securities" as that term is defined in Rule 144 promulgated under the Securities Act, and may be sold only in compliance with Rule 144, pursuant to registration under the Securities Act or pursuant to an exemption from such registration. Generally, under Rule 144, each person holding restricted securities for a period of one year may, every three months, sell in ordinary brokerage transactions or to market makers an amount of shares up to (and including) the greater of 1% of a company's then outstanding Common Stock or the average weekly trading volume for the four weeks prior to the proposed sale. None of such restricted securities were eligible for sale under Rule 144 as of October 1, 2004.


                                LEGAL PROCEEDINGS

         We are not currently party to any legal proceedings.


                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

         The following table sets forth the names, positions and ages of the individuals who serve as our directors and executive officers following the combination. All directors are elected at each annual meeting and serve for one year and until their successors are elected and qualify. Officers are elected by the Board of Directors and their terms of office are at the discretion of the Board.

   Name of Director/Officer  Age      Position(s) With Company

   Robert P. Denome                   38         President, CEO, Director

Robert P. Denome has over 20 years of experience in the Waste Management industry. Growing up in the family business, Mendon Disposal, Inc., Mr. Denome he took over management of the business in 1987. In December 1991, the family company was sold to Waste Management, Inc. (WMI). Mr. Denome then went to work for WMI, first supervising residential solid waste routes and then taking over the management of the division known as Port-O-Let/Modulaire -- special event services grossing over $900,000 per year. From 1992 through 1993, Mr. Denome held the position of supervisor of Port-O-Let, and from 1993 through 1995 he held the position of department manager of Port-O-Let/Modulaire and Event Services. During the course of the four years that he worked with WMI, through December of 1995, Mr. Denome gained valuable experience in the operations of a larger corporation including marketing new product introductions, route analysis and efficiency improvement, financial justifications for major purchases, profitability studies per product line, and more. Mr. Denome left WMI in December of 1995 and began operating Rochester Portable Specialties in January 1996.

PRINCIPAL STOCKHOLDERS(1) AND STOCKHOLDINGS OF MANAGEMENT


              NAME AND ADDRESS OF                           SHARES BENEFICIALLY                    PERCENT OF
             BENEFICIAL OWNER (2)                         OWNED AFTER ACQUISITION               COMMON STOCK (2)
             --------------------                         -----------------------               ----------------
Robert P. Denome                                                 1,200,000                            83%
2557 Cannan Road
Bloomfield, New York, 14469

All Officers and Directors as a group                            1,200,000                            83%

Daniel L. Hodges                                                  50,000                              3.4%
1815 N. Placita Buendia
Tucson, AZ  85749

All persons deemed underwriters (3)                               250,000                             17%



(1) According to Instruction 7 to Item 403 of Regulation S-B, the term "group" means two or more persons acting as a partnership, syndicate, or other group for the purpose of acquiring, holding or disposing of securities of an issuer. Groups holding more than 5% of a class of an issuers securities are required to report. Crescent Moon believes that there are no groups within the meaning of Instruction 7 to Item 403 of Regulation S-B.


(2) Applicable ownership percentages were based on 1,450,000 shares issued and outstanding as of October 1, 2004.



 (3) According to the Securities and Exchange Commission, persons who acquire securities in a blank check company would be acting as underwriters when reselling those securities. The selling shareholders, other than the current president of Crescent Moon Robert
          P. Denome, are therefore considered underwriters by the securities and exchange commission for the purposes of this offering. For the
          complete  list  of  underwrites,   please  see  the  list  of  selling
          shareholders, less Robert P. Denome, above in the "Selling Shareholders" section.



                            DESCRIPTION OF SECURITIES

COMMON STOCK

         We are authorized to issue 100,000,000 shares of Common Stock, $.001 par value per share, of which 1,450,000 shares are issued and outstanding at the date of this prospectus.

         Holders of our common stock are entitled to one vote for each share owned for all matters to be voted on by the shareholders, including the election of directors. Holders of common stock are entitled to receive such dividends as may be declared from time to time by our board of directors out of funds legally available therefore and, in the event of liquidation, dissolution or winding up, to share ratably in all assets remaining after payment of liabilities. The holders of common stock have no preemptive or conversion rights. The holders of common stock are not subject to further calls or assessments. There are no redemption or sinking fund provisions applicable to the common stock.

DIVIDEND POLICY

         Holders of common stock are entitled to receive such dividends as may be declared by our board of directors. We have not declared or paid cash dividends on our common stock and we do not anticipate that we will pay such dividends in the foreseeable future. Rather, we intend to apply any earnings to the development of our business. Any payment of future dividends on our common stock and the amount of any dividends will be determined by our board of directors and will depend, among other factors, upon our earnings, financial condition and cash requirements, and any other factors our board of directors may deem relevant.

TRANSFER AGENT

         Our transfer agent is Holiday Stock Transfer located at 2939 N. 67th Place, Scottsdale, AZ 85251. All inquiries may be made at (480) 481-3940.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Crescent Moon has entered into a lease agreement with its president and director Robert P. Denome on July 1, 1998 for its 1,500 square foot office facilities. The rental charges are approximately $375 per month and this lease expired in June 30, 2003. The lease has remained in effect on a month to month basis on the same terms as the original written lease. Crescent Moon has also entered into a lease agreement with its president and director Robert P. Denome on August 1, 1997 for its four acre storage lot. The rental charges are approximately $350 per month and this lease expires in July 31, 2002. The lease has remained in effect on a month to month basis on the same terms as the original written lease.

         Crescent Moon leases a four acre parcel from Robert Denome, the company's president, director and majority shareholder for approximately $350 per month under an operating lease. The lease began August 1, 1997 and the lease term expired on July 31, 2002. The lease has remained in effect on a month to month basis on the same terms as the original written lease.

         Crescent Moon leases warehouse space from Robert Denome, the company's president, director and majority shareholder for approximately $375 per month under an operating lease. The warehouse lease began July 1, 1998 and expired on June 30, 2003. The lease has remained in effect on a month to month basis on the same terms as the original written lease.

         Crescent Moon leases a ten-unit trailer from Robert Denome, the company's president, director and majority shareholder for $200 per year under an operating lease. The lease began March 1, 1998 and expired on January 31, 2001. The lease has remained in effect on a month to month basis on the same terms as the original written lease.

         The Company leases a pick-up truck from Robert Denome, the company's president, director and majority shareholder for $684 per month under an operating lease. The lease began July 1, 1998 and expired March 31, 2001. The lease has remained in effect on a month to month basis on the same terms as the original written lease.

         The Company leases a twenty-unit trailer from Robert Denome, the company's president, director and majority shareholder for $756 per year under an operating lease. The lease began June 1, 1998 and expired January 31, 2001. The lease has remained in effect on a month to month basis on the same terms as the original written lease.

         Robert Denome, the company's president, director and majority shareholder, advanced to Crescent Moon funds in the amount totaling $119,525 as of May 31, 2002. By November 30, 2002 the advanced funds balance was $55,889. The unsecured, non-interest bearing advances were utilized by the Company to acquire supplies and to pay off its higher interest rate bank loans and line of credit. The advances made by Mr. Denome are non-interest bearing and due on demand. The advances from Mr. Denome increased rapidly during February 2002-May 2002 simply because Mr. Denome decided to loan those funds to Crescent Moon so that Crescent Moon could purchase supplies and pay off its higher interest rate bank loans and line of credit during Crescent Moon's slow season. Crescent Moon's business is seasonal, with its revenue generated primarily during the warmer weather months when it provides its portable restroom services to festivals and events. There are no agreements or understandings with Mr. Denome to provide advances in the future.


         As of August 31, 2004, and February 29, 2004, Crescent Moon loaned $17,231 and $18,604 to a related business, Crescent Services, owned by Robert Denone, our president. Crescent Services manufactures vacuum tanks. The funds were loaned to Crescent Service are due on demand and are non-interest bearing.

BUSINESS

         We were organized under the laws of the state of Wyoming on May 28, 1996 under the name Cherokee Investments, Inc. Before our acquisition of Rochester Portable Specialties, we were an inactive publicly registered shell corporation and had no significant assets or operations. Daniel Hodges founded the company and was the sole officer and director, and majority shareholder until the acquisition of Rochester Portable Specialties. On May 6, 2002 we entered into a acquisition agreement with Rochester Portable Specialties, Inc. of New York to acquire Rochester Portable Specialties and its assets and liabilities. Our shareholders approved the acquisition and we completed the acquisition on June 3, 2002. As a result of the acquisition, we issued 1,200,0000 shares of our common stock to the shareholder of Rochester Portable Specialties. Additionally, pursuant to the acquisition, Mr. Hodges resigned from his positions with the company and also returned to Crescent Moon for cancellation 750,000 shares of his original share holding of 800,000 shares of common stock. Other than the stock issuance to Mr. Denome, no other payments, including no finders fees or consulting fees, were paid as part of the transaction. Greg Polla, a friend of Robert Denome, then President of Rochester Portable Specialties, located Mr. Hodges and Cherokee Investments and introduced the parties to the transaction. We changed our name to Crescent Moon, Inc. pursuant to the closing of the acquisition of Rochester Portable Specialties.

         Rochester Portable Specialties was originally incorporated under the laws of the state of New York in 1995. After the acquisition of Rochester Portable Specialties, we are in the business of providing temporary restroom rentals and service, and event management for outdoor events in Rochester/Western New York area. To reflect our business, we changed our name from Cherokee Investments, Inc. to Crescent Moon, Inc.

PLAN OF OPERATION

         Crescent Moon provides temporary restroom units including single units, disability accesses units, chemical toilets, and portable trailer with flush toilets, running water, air conditioning, and stereo sound.

SERVICES
Crescent Moon provides a variety of services including:
o        delivering and picking up temporary restroom units.
o        cleaning and stocking temporary  restrooms monthly,  weekly,  daily, or hourly.
o event planning in the early stages to determine: utility/power requirements; total restroom capacity needed based on attendance estimates and event duration; restroom location to facilitate traffic flow in relation to other vendors (food, drink, etc.); and timing and frequency of cleanings and re-stockings, etc.
o on-site coordination during events to monitor restroom usage and recommend changes, if needed.

PRODUCT DESIGN AND CONSTRUCTION
         All single unit temporary restrooms, constructed of plastic, are purchased from the same manufacturer, Poly Portables, to ensure compatibility and interchangeability of replacement parts and to reduce inventory requirements for these parts.

         Restroom trailers are custom built to meet local market demands. Four trailers have been acquired to service larger events. These chemical restroom trailers are durably built with marine plywood interiors to facilitate ease of cleaning and repairs of any vandalism or other damage. Top of the line flush restroom trailers are watertight for ease of cleaning with a more attractive white composite interior and porcelain and stainless steel fixtures. These trailers were custom built to Crescent Moon's specifications by Advanced Containment Systems, Inc., and Ameri-Can Engineering. All units are designed to withstand the vibration and torque associated with transportation.

         We have designed an innovative pumper truck that utilizes a flat tank instead of a round tank. This enables drivers to haul more equipment at one time, saving significant time and costs in multiple trips to event sites. Four of these trucks have been built for us with another two in process.

MARKET

         Crescent Moon's market is to provide portable and temporary restroom rentals and service, and event management, for outdoor events in Rochester/Western New York area. Outdoors and special events have sanitation needs that Crescent Moon can fill by providing portable and temporary restroom rentals.


Crescent Moon serves over 200 individual events in many market segments including:
o Sporting events such as regattas, golf tournaments, and town soccer leagues.
o Annual neighborhood arts festivals such as The Corn Hill Festival and the Park Avenue Festival
o        Carnivals and other fund-raisers
o        Annual city festivals such as the Lilac Festival
o Outdoor concerts and music festivals for the Finger Lakes Performing Arts Center and others, and
o        Individual events such as weddings, graduations, and private parties.

CUSTOMERS

Our main customers are the event planners themselves. Large event management organizations, such as Beau Productions will utilize our services for all their events that need temporary restroom services. Smaller event planners such as wedding consultants and catering companies coordinate multiple events with Crescent Moon during each season. Additional customers are those in charge of planning only one event such as a not-for-profit fund-raiser or a corporate picnic.


Crescent Moon markets its services directly to event planners and organizers. Our marketing strategy is to keep in phone contact with local event planners and organizers in order to assist them in ascertaining their needs. Additionally, Crescent Moon advertises its services such as in the local phone book.

Our two biggest customers accounting for approximately 21% of our revenue are the Buffalo Bills football club, and Beau Productions, an event productions company. The Buffalo Bills football club holds an eight week summer training camp hosted at St. John Fisher College in Rochester, New York. While we have had only year to year agreements with the Buffalo Bills football club to provide temporary restroom facilities for their training camp, we believe that it is likely that they will continue to use our services for the eight-year term contract that they have with St. John Fisher College which runs through 2009. Beau Productions is an event production and promoting company that we have worked with for seven years. We currently have a contract with Beau Productions that provides that they use Crescent Moon as their preferred provider for any of their temporary restroom needs. That contract expires at the end of 2005. We have no other material contracts with our customers. Crescent Moon does not have any significant sales of products. Crescent Moon does not typically execute a contract for the sale of its services. Normally, Crescent Moon requires a deposit of 50% and then invoices the client for the balance its services, due within 30 days.


         We have no contracts with our suppliers. For our supplies, we generally seek quotes and shop around for best prices.

COMPETITION
         Rochester Portable Specialists is not a significant participant in the national market for temporary restroom rentals and service. There are established national companies that have significantly greater financial and personnel resources than we have in this field. In the Rochester/Western New York area market that Rochester Portable serves, Rochester Portable is a significant participant in that they supply over 80% of the restroom rentals in that local special event marketplace.

INTELLECTUAL PROPERTY
         We hold a federal trademark for "Crescent Moon." We do not own any other intellectual property.

EMPLOYEES
         We have 4 full-time employees. Our employees are not represented by a union. We considers our relations with our employees to be satisfactory.

REGULATION

         Our business relating to the handling, transportation and disposal of waste is subject to extensive and complex rules and regulations of, and examinations by, federal, state and local government authorities, including New York State Department of Environmental Conservation, Monroe County Waste Water Authority, and OSHA. We have all of the permits required to carry on our business. We have a permit from the New York State Department of Environmental Conservation, Waste Transporter Permit # 8A-567 which identifies the septage waste material that we handle, that we may transport an unlimited quantity of septage waste materials, and that we dispose of such septage waste material by pumping out at approved facilities. This permit is set to expire on January 31, 2005. We have a permit from the Monroe County Waste Water Authority, Scavenger Waste Hauler Discharge Permit # 766, District 8520, which allows us to dispose of septage waste at local Monroe County facilities for our waste disposal, where we pay a per gallon fee for waste we dispose. This permit is set to expire on February 15, 2005. We must have the waste that we handle tested by the Monroe County Waste Water Authority to ensure that we are not disposing hazardous wastes. We have permits based on the weight class and types of vehicles we use from the New York State Highway use tax permit, Permit # D55964 18th Series which expires December 31, 2005, and Interstate Federal Highway use tax permit, Permit 16-1477715 which expires December 31, 2004.

         Although we believe we have systems and procedures in place to ensure compliance with these requirements and believe that we currently are in compliance in all material respects with applicable federal, state and local laws, rules, regulations, there can be no assurance of full compliance with current laws, regulations and rules, that more restrictive laws, regulations and rules will not be adopted in the future, or that existing laws, regulations and rules. The occurrence of any such event could make compliance substantially more difficult or expensive, expose us to claims and administrative enforcement actions, or otherwise materially and adversely affect our business, financial condition and prospects.

INDEMNIFICATION
         The Wyoming Business Corporation Act permits the inclusion in the articles of incorporation, provisions limiting or eliminating the personal monetary liability of directors to a corporation or its shareholders by reason of their conduct as directors. The Wyoming Business Corporation Law limits or eliminates the liability of a director of a corporation for monetary damages for any action taken or not taken as a director in all instances except (i) instances where a director receives financial benefits to which he is not entitled; (ii) any intentional infliction of harm on the corporation or its shareholders; (iii) the making of unlawful distributions; and (iv) intentional violations of criminal law.

         The bylaws of the Company allow for the elimination of personal monetary liability on the part of a director to the fullest extent permitted by Wyoming law. A shareholder is able to prosecute an action against a director for monetary damages for any action taken, or any failure to take any action, as a director, for the amount of financial benefit received by a director for which he is not entitled, an intentional infliction of harm on the corporation or shareholders, a violation of Section 17-16-833 of the Wyoming Business Corporation Law or an intentional violation of criminal law.


         MANAGEMENT'S DISCUSSION AND ANALYSIS AND RESULTS OF OPERATIONS

         Crescent Moon, Inc. may make certain statements in this Prospectus, including, without limitation statements that contain the words "believes," "anticipates," "estimates," "expects," and words of similar import, constitute "forward-looking statements." Forward-looking statements may relate to our future growth and profitability; the anticipated trends in our industry; our competitive strengths and business strategies. Further, forward-looking statements are based on our current expectations and are subject to a number of risks, uncertainties and assumptions relating to our operations, financial condition and results of operations. For a discussion of factors that may affect the outcome projected in such statements, see "Risk Factors." If any of these risks or uncertainties materialize, or if any of the underlying assumptions prove incorrect, actual results could differ materially from results expressed or implied in any of our forward-looking statements. We do not undertake any obligation to revise these forward-looking statements to reflect events or circumstances arising after the date of this Prospectus.

ACQUISITION

         On June 3, 2002 we closed on the acquired of Rochester Portable Specialties (New York) as a wholly owned subsidiary. As a result of the acquisition, we issued 1,200,000 shares of our common stock to Robert P. Denome, the shareholder of Rochester Portable Specialties and the business of Rochester Portable Specialties became our business. Rochester Portable Specialties operates under the name Crescent Moon. Effective July 22, 2002, we have changed our name from Cherokee Investments, Inc. to Crescent Moon, Inc. to reflect our new business. After the acquisition, we are in the business of providing temporary restroom rentals and service, and event management for outdoor events in Rochester/Western New York area.

         Before our acquisition of Rochester Portable Specialties we were an inactive publicly registered shell corporation and had no significant assets or operations.


RESULTS OF OPERATIONS AND ANALYSIS OF FINANCIAL CONDITION



REVENUES

         Total revenues for the year ended February 28, 2004 were $355,168 compared to $258,488 for the year ended February 28, 2003. For the three months ended August 31, 2004 and 2003, the Company had total sales of approximately $135,072 and $259,690, respectively. For the six months ended August 31, 2004 and 2003, the Company has total sales of approximately $223,063 and $282,209, respectively. Revenues consist primarily of fees collected for the rental and management of portable restrooms. Our revenues decreased 21% for the six month period ended August 31, 2004 as compared to 2003 due primarily to the shifting of two major events that we service from our second fiscal quarter to our third fiscal quarter. The result of the change in dates for these events resulted in a decrease in equipment rental in the second quarter which we expect to recapture in our third quarter.

NUMBER OF UNITS RENTED

         The total number of portable restroom units that we rented for the year ended February 28, 2004 were 2022 compared to 1206 for the year ended February 28, 2003. For the three months ended August 31, 2004 and 2003, Crescent Moon rented 804 and 1588 restroom units, respectively. For the six months ended August 31, 2004 we rented 983 restroom units compared to 1679 units for the same period in 2003. The decease in the number of units rented was a result of the change in dates of two major events that we normally service in our second fiscal quarter to our third fiscal quarter.

COSTS AND EXPENSES

         Crescent Moon had costs and expenses for year ended February 28, 2004 in the amount of $263,094 compared to $263,236 for the same period ended February 28, 2003. For the three months ended August 31, 2004 and 2003, we had costs and expenses of approximately $102,768 and $123,266 respectively. For the six months ended August 31, 2004 and 2003, Crescent Moon had costs and expenses of approximately $202,878 and $162,333 respectively. Costs and expenses consist primarily of supplies, chemicals, selling and marketing expenses and general and administrative expenses. Normally, our costs keep in step with the amount of units were rent. However, while we rented less units, our costs increased approximately 25% for the six months ended August 31, 2004 compared to the same period ended 2003 due to primarily to higher fuel costs and vehicle repairs.

NET INCOME

          Crescent Moon had a net gain for the fiscal year ended February 28, 2004 in the amount of $76,922 compared to a net loss of ($1,373) for the year ended February 28, 2003. We had a net gain for the six month period ended August 31, 2004 in the amount of $21,499 compared to a net gain of $135,591for the same period ended August 31, 2003. While our net income increased significantly for our fiscal year ended February 28, 2003 due to the large increase of our equipment rental for that calendar year, our net income for the period ended August 31, 2004 has decreased 83%. The decrease in net income was due primarily to the shifting of two major events that we service from our second fiscal quarter to our third fiscal quarter. The result of the change in dates for these events resulted in a decrease in equipment rental in the second quarter which we expect to recapture in our third quarter.

LIQUIDITY AND CAPITAL RESOURCES

         At August 31, 2004, Crescent Moon had total current assets of $54,646 compared to $24,397 current assets at February 28, 2004. The company had a net working capital deficit of $28,454 and $54,037 at August 31, 2004 and February 29, 2004. Net stockholders' equity in Crescent Moon was $120,740 and $99,241 as of August 31, 2004 and February 29, 2004.

         At fiscal year end February 28, 2004, Crescent Moon had net cash in the amount of $106,647 provided by its operating activities compared to $66,670 for the same period ended February 28, 2003. For the six months ended August 31, 2004 and 2003, we had approximately $62,871 and $36,131 provided by cash flow from operating activities. Net cash used in investing activity, consisting of the purchase of fixed assets, was $12,569 for the six months ended August 31, 2004 compared to $68,070 for the same period ended August 31, 2003. Net cash used by its financing activities was ($37,322) for the six months ended August 31, 2004 compared to net cash provided by financing activities $43,800 for the same period ended August 31, 2003. At August 31, 2004 Crescent Moon had $12,980 cash on hand compared to compared to $14,632 for the same period ended August 31, 2003. We expect that we will be able to satisfy our cash requirements for the next twelve months from our existing cash flow.

         While liquidity increased significantly in the fiscal year end February 28, 2004 as compared to 2003 as a result of increased revenues, our liquidity decreased for the six month period ended August 31, 2004 as compared to 2004 as a result of our decrease revenues resulting from the shifting of two major events that we service from dates in our second fiscal quarter to our third fiscal quarter. Management believes that there are no other known material trends, events or uncertainties that have or are reasonably likely to have a material impact on our short-term or long-term liquidity.

OUTSTANDING LOANS

         Crescent Moon has a business line of credit with Manufacturers and Traders Trust in the amount of $50,000 at the interest rate of prime plus 1 1/2 percent. As August 31, 2004, the line of credit had a balance of $6,505 while at February 28, 2004 the line of credit had a balance of $23,071. Robert Denome, president of Crescent Moon, has advanced money to the company. On August 31, 2004, the advances all paid back, while as of February 28, 2004, advances from Mr. Denome totaled $2,022. The advances made by Mr. Denome were due on demand and were non-interest bearing. There are no agreements or understandings with Mr. Denome to provide advances in the future.

         Crescent Moon is carrying two equipment loans as of fiscal year end February 28, 2004. One loan is a note payable to Manufacturers and Traders Trust Bank with an original principal amount of $22,000 due March 6, 2006 payable at $666.76 per month with an interest rate of 1 1/2 % over prime. As of August 31, 2004 this loan had a balance of $12,048. There is a second note payable to Manufacturers and Traders Trust Bank with an original principal amount of $25,000 due December 24, 2005 payable at $531.31 per month with an interest rate of prime plus 1 1/2 %. As of February 28, 2004 this loan had a balance of $6,796.

EQUIPMENT CAPITAL LEASES

         Crescent Moon is carrying one equipment capital lease as of August 31, 2004. The lease, for a 32 foot toilet trailer, is payable to Liberty Financial Group due July 15, 2006 payable at $1,630.80 per month with an interest rate of 12%, secured by equipment. As of August 31, 2004 this lease had a balance of $37,367.

SEASONALITY

         Crescent Moon's business is seasonal, with its revenue generated primarily during the warmer weather months when it provides its portable restroom services to outdoor festivals and events

                             DESCRIPTION OF PROPERTY

         Crescent Moon has entered into a lease agreement with its president Robert P. Denome on July 1, 1998 for its 1,500 square foot office facilities. The rental charges are approximately $375 per month and this lease expired in June 30, 2003. Crescent Moon has also entered into a lease agreement with its president Robert P. Denome on August 1, 1997 for its four acre storage lot. The rental charges are approximately $350 per month and this lease expired in July 31, 2002. These leases have remained in effect on a month to month basis on the same terms as the original written leases.

         We have assets of portable toilets, trailers and associated equipment with a value of approximately $539,000 as of November 30, 2003. This is comprised of the following assets: two hundred single-unit portable toilets; ten handicap toilets; two 12 x 6 foot flush trailers; one 12 foot flush trailer; one 16 foot flush trailer; one 20 foot flush trailer; one 4-Job Restroom trailer; nine holding tanks and tools; two hauling trailers; one 1996 Dodge Pump Truck; and one 1994 Freightliner Pump Truck. These assets are encumbered by our outstanding bank loans with a total outstanding amount of $27,290 as of November 30, 2003.

              MARKET FOR THE SHARES AND RELATED STOCKHOLDER MATTERS

         Our common stock is not listed or quoted at the present time, and there is no public market for our common stock. There can be no assurance that a public market for our common stock will ever develop. We intend to qualify our common stock for trading on the OTC Bulletin Board or other public market after the Registration Statement, of which this Prospectus is a part, becomes effective.

         We have no options or warrants outstanding at the current time.


         250,000 of the 1,450,000 currently outstanding shares of our common stock are being registered in the registration statement of which this Prospectus is a part.


EXECUTIVE COMPENSATION

         The following table sets forth all compensation paid by us to the chief executive officer and the four most highly compensated executive officers for services rendered during the last three completed fiscal years.


                           SUMMARY COMPENSATION TABLE

                                                                               LONG-TERM
                                                                          COMPENSATION AWARDS
                                                    ANNUAL              RESTRICTED   SECURITIES
                                                 COMPENSATION              STOCK     UNDERLYING       ALL OTHER
                                                                        AWARDS ($)  OPTIONS/SARS    COMPENSATION


  NAME AND PRINCIPAL POSITION FISCAL       SALARY ($)     BONUS ($)
  --------------------------- -------      ----------     ---------
                              YEAR ENDED
                              ----------
                              FEBRUARY
                              --------
                                  28
 Robert P. Denome             Feb 28,              5,200       -             -            -               -
                                 2004
    President, CEO            Feb 28,              8,300       -             -            -               -
                                 2003
                              Feb 28,              7,800       -             -            -               -
                                 2002

DIRECTOR COMPENSATION

         Directors currently receive no cash compensation for their services in that capacity. Reasonable out-of-pocket expenses may be reimbursed to directors in connection with attendance at meetings.


                                  LEGAL MATTERS

         The legality of the securities offered hereby has been passed upon for Crescent Moon by Christopher H. Dieterich, Esq., Dieterich & Associates, 11300
W. Olympic Blvd., #800, Los Angeles, CA 90064.

                                     EXPERTS

         The Consolidated Financial Statements and Related Financial Statement Schedules incorporated in this Prospectus have been audited by Robison, Hill & Co., independent auditors, as stated in their reports, and have been included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.




                             ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form SB-2 under the Securities Act of 1933, with respect to 250,000 of our issued and outstanding shares of common stock. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement as permitted by applicable SEC rules and regulations. Statements in this prospectus about any contract, agreement or other document are not necessarily complete. With respect to each such contract, agreement, or document filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matter involved, and the validity of each such statement is limited by this reference.

Copies of our reports, proxy statements and other information may be inspected and copied, and can also be obtained by mail at prescribed rates from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, or by calling the SEC at 1-800-SEC-0330. The SEC maintains a Web site that include reports, proxy statements and other information. The address of the SEC Web site is http://www.sec.gov.

We will furnish to our shareholders annual reports containing audited financial statements reported on by independent public accountants for each fiscal year and make available quarterly reports containing unaudited financial information for the first three quarters of each fiscal year.

                               CRESCENT MOON, INC.


                                       -:-

                          INDEPENDENT AUDITOR'S REPORT

                     FEBRUARY 29, 2004 AND FEBRUARY 28, 2003

                                    CONTENTS


                                                                       Page

Independent Auditor's Report............................................F - 1

Balance Sheets
 February 29, 2004 and February 28, 2003................................F - 3

Statements of Operations for the
  Years Ended February 29, 2004 and February 28, 2003...................F - 4

Statement of Stockholders' Equity
  Years Ended February 29, 2004 and February 28, 2003...................F - 5

Statements of Cash Flows for the
  Years Ended February 29, 2004 and February 28, 2003...................F - 6

Notes to Financial Statements...........................................F - 7

                          INDEPENDENT AUDITOR'S REPORT


Crescent Moon, Inc.


         We have audited the accompanying balance sheets of Crescent Moon, Inc. as of February 29, 2004 and February 28, 2003, and the related statements of operations, statement of stockholders' equity and cash flows for the two years ended February 29, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Crescent Moon, Inc. as of February 29, 2004 and February 28, 2003, and the results of its operations and its cash flows for the two years ended February 29, 2004 in conformity with generally accepted accounting principles in the United States of America.


                                                     Respectfully Submitted,



                                                    /s/ Robison, Hill & Co.
                                                    Certified Public Accountants

Salt Lake City, Utah
September 14, 2004

                               CRESCENT MOON, INC.
                                 BALANCE SHEETS

                                                                                February 29,        February 28,
ASSETS                                                                              2004                2003
                                                                             ------------------  ------------------
     Current Assets:
          Cash                                                               $                -  $            2,771
          Accounts Receivable                                                             5,793                   -
          Income Tax Receivable                                                               -                 541
          Related Party Receivable                                                       18,604                   -
                                                                             ------------------  ------------------

               Total Current Assets                                                      24,397               3,312
                                                                             ------------------  ------------------

     Property and Equipment:
          Office Furniture and Equipment                                                 19,140              11,332
          Port-O-Pot and Trailers                                                       454,675             384,539
          Polyportable Equipment                                                         99,801              18,116
          Less Accumulated Depreciation                                                (358,542)           (310,533)
                                                                             ------------------  ------------------

               Net Fixed Assets                                                         215,074             103,454
                                                                             ------------------  ------------------

     Other Assets: Deferred Tax Assets                                                        -               2,834
                                                                             ------------------  ------------------

TOTAL ASSETS                                                                 $          239,471  $          109,600
                                                                             ==================  ==================

                               CRESCENT MOON, INC.
                                 BALANCE SHEETS
                                   (Continued)

                                                                                February 29,        February 28,
                                                                                    2004                2003
                                                                             ------------------  ------------------
LIABILITIES AND STOCKHOLDER'S EQUITY
     Current Liabilities:
          Accounts Payable                                                   $           10,190  $           32,886
          Income Tax Payable                                                                511                   -
          Accrued Expenses                                                                3,292               3,150
          Bank Overdraft                                                                  1,480                   -
          Customer Deposits                                                               5,412               1,446
          Related Party Note Payable                                                      2,022              10,030
          Bank Line of Credit                                                            23,071              44,202
          Current Portion of Long-Term Debt                                              32,456              17,163
                                                                             ------------------  ------------------

               Total Current Liabilities                                                 78,434             108,877
                                                                             ------------------  ------------------

     Non-Current Liabilities:
          Long-Term Notes Payable                                                        42,489              13,404
          Deferred Tax Liability                                                         19,307                   -
                                                                             ------------------  ------------------

                Total Non-Current Liabilities                                            61,796              13,404
                                                                             ------------------  ------------------

TOTAL LIABILITIES                                                                       140,230             122,281
                                                                             ------------------  ------------------

     Stockholders' Equity:

          Common Stock, Par Value $.001, Authorized
          100,000,000 shares, Issued and Outstanding
          1,450,000 at February 29, 2004 and February 28, 2003                            1,450               1,450
          Additional Paid in Capital                                                     43,650               8,650
          Retained Earnings (Deficit)                                                    54,141             (22,781)
                                                                             ------------------  ------------------

               Total Stockholders' Equity                                                99,241             (12,681)
                                                                             ------------------  ------------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                   $          239,471  $          109,600
                                                                             ==================  ==================

   The accompanying notes are an integral part of these financial statements.

                               CRESCENT MOON, INC.
                            STATEMENTS OF OPERATIONS

                                                                                         For the Year Ended
                                                                                   February 29,     February 28,
                                                                                       2004             2003
                                                                                 ---------------- -----------------

Revenues:                                                                        $        355,168 $         258,488
                                                                                 ---------------- -----------------

Expenses:
   Advertising                                                                              8,361             3,509
   General and Administrative                                                             252,514           246,252
                                                                                 ---------------- -----------------

      Total Operating Expenses                                                            260,875           249,761
                                                                                 ---------------- -----------------

Net Operating Income                                                                       94,293             8,727

Other Income (Expense):
   Gain (Loss) on Disposal of Assets                                                        7,500                 -
   Interest Expense                                                                        (2,219)          (13,475)
                                                                                 ---------------- -----------------

   Net Other Income (Expense)                                                               5,281           (13,475)
                                                                                 ---------------- -----------------

   Net Income (Loss) Before Taxes                                                          99,574            (4,748)

Income and Franchise Taxes                                                                   (511)              541
Deferred Income Tax                                                                       (22,141)            2,834
                                                                                 ---------------- -----------------

     Net Income (Loss)                                                           $         76,922 $          (1,373)
                                                                                 ================ =================

Basic & Diluted Earnings
    Income (Loss) per Share                                                      $           0.06 $               -
                                                                                 ================ =================

Weighted Average Shares                                                                 1,450,000         1,265,000
                                                                                 ================ =================





   The accompanying notes are an integral part of these financial statements.

                               CRESCENT MOON, INC.
                        STATEMENT OF STOCKHOLDERS' EQUITY


                                                                                 Additional           Retained
                                                  Common Stock                    Paid in             Earnings
                                           Shares               Value             Capital            (Deficit)
                                      -----------------   -----------------  ------------------  ------------------


Balance at February 28, 2002                  1,200,000   $           1,200  $            8,900  $          (21,408)

June 3, 2003, Shares Issued in
   Connection with Merger                       250,000                 250                (250)                  -

Net Loss                                              -                   -                   -              (1,373)
                                      -----------------   -----------------  ------------------  ------------------

Balance at February 28, 2003                  1,450,000               1,450               8,650             (22,781)

Contributed Capital                                   -                   -              35,000                   -

Net Loss                                              -                   -                   -              76,922
                                      -----------------   -----------------  ------------------  ------------------

Balance at February 29, 2004                  1,450,000   $           1,450  $           43,650  $           54,141
                                      =================   =================  ==================  ==================














   The accompanying notes are an integral part of these financial statements.

                               CRESCENT MOON, INC.
                            STATEMENTS OF CASH FLOWS

                                                                                    For the Year Ended
                                                                           February 29,            February 28,
                                                                               2004                    2003
                                                                       ---------------------   --------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (Loss)                                                      $              76,922   $             (1,373)
Adjustments to reconcile net loss to net cash
Provided by operating activities
Depreciation                                                                          55,508                 42,187
(Increase) Decrease in Deferred Tax Asset                                              2,834                 (2,834)
(Gain) Loss on Disposal of Assets                                                     (7,500)                     -
(Increase) Decrease in Accounts Receivable                                            (5,793)                     -
(Increase) Decrease in Income Tax Receivable                                             541                   (541)
(Increase) Decrease Related Party Receivable                                         (18,604)                     -
Increase (Decrease) Accounts Payable                                                 (22,696)                24,635
Increase (Decrease) Accrued Expenses                                                     142                  3,150
Increase (Decrease) in Income Tax Payable                                                511                      -
Increase (Decrease) Bank Overdraft                                                     1,480                      -
Increase (Decrease) Customer Deposits                                                  3,996                  1,446
Increase (Decrease) Deferred Tax Liability                                            19,306                      -
                                                                       ---------------------   --------------------

 Net Cash provided by operating activities                                           106,647                 66,670
                                                                       ---------------------   --------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
Sale (Purchase) of Fixed Assets                                                     (159,629)               (37,882)
                                                                       ---------------------   --------------------

Net cash provided (used) by investing activities                                    (159,629)               (37,882)
                                                                       ---------------------   --------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Notes Payable                                                           69,795                      -
Contributed Capital                                                                   35,000                      -
Principal payments on Notes Payable                                                  (25,445)               (21,743)
Net Increase (Decrease) Related Party Payable                                         (8,008)                (9,456)
Net Increase (Decrease) Line of Credit                                               (21,131)                 3,202
                                                                       ---------------------   --------------------

 Net Cash Provided by (used in) Financing Activities                                  50,211                (27,997)
                                                                       ---------------------   --------------------

Net Increase in Cash and Cash Equivalents                                             (2,771)                   791
Cash and Cash Equivalents at Beginning of Period                                       2,771                  1,980
                                                                       ---------------------   --------------------

Cash and Cash Equivalents at End of Period                             $                   -   $              2,771
                                                                       =====================   ====================

                               CRESCENT MOON, INC.
                            STATEMENTS OF CASH FLOWS
                                   (Continued)

                                                                                    For the Year Ended
                                                                           February 29,            February 28,
                                                                               2004                    2003
                                                                       ---------------------   --------------------

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for:
  Interest                                                             $               2,219   $             13,476
  Franchise and income taxes                                           $                 259   $                  -

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING
ACTIVITIES:
None


























   The accompanying notes are an integral part of these financial statements.

                               CRESCENT MOON, INC.
                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         This summary of accounting policies for Crescent Moon, Inc. is presented to assist in understanding the Company's financial statements. The accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Organization and Basis of Presentation

         The Company was incorporated under the laws of the State of New York on March 2, 1995.

         On June 3, 2002, the Company merged with Cherokee Investments, Inc. (Cherokee), a Wyoming corporation. The merger was accounted for as a reverse merger, with the Company being treated as the acquiring entity for financial reporting purposes. In connection with this merger, the Company issued 250,000 shares of common stock in exchange for the assets and liabilities of Cherokee. As a result of the merger, the Company became a Wyoming corporation.

         The merger was recorded as a recapitalization. In connection with this recapitalization, the number of shares outstanding prior to the merger have been restated to their post merger equivalents (increased from 25 shares to 1,200,000). All references in the accompanying financial statements to the number of Common shares and per-share amounts for 2002 have been restated to reflect the equivalent number of post merger shares.

Nature of Business

         The Company is primarily in the business of providing portable restroom services. In addition the Company acts as a warehouser for PolyPortables, Inc. by assembling and storing plastic portable toilets.

Cash and Cash Equivalents

         For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

Concentration of Credit Risk

         The Company has no significant off-balance-sheet concentrations of credit risk such as foreign exchange contracts, options contracts or other foreign hedging arrangements. The Company maintains the majority of its cash balances with one financial institution, in the form of demand deposits.

                               CRESCENT MOON, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(Continued)

Pervasiveness of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles required management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Earnings (Loss) per Share

         Basic loss per share has been computed by dividing the loss for the year applicable to the common stockholders by the weighted average number of common shares outstanding during the years. There were no common equivalent shares outstanding at February 29, 2004 and February 28, 2003.

Revenue Recognition

         Revenue is  recognized  as services  are  performed.

Fixed Assets

         Fixed  assets are  stated at cost.  Deprecation  expense  for the years ended February 29, 2004 and February 28, 2003 was $55,508 and $42,187. Depreciation and amortization are computed using the straight-line and accelerated methods over the estimated economic useful lives of the related assets as follows:

         Office Equipment                                     3-5 years
         Port-O-Pot and Trailers                              5-7 years
         Polyportable Equipment                               5-7 years

Upon sale or other disposition of property and equipment, the cost and related accumulated depreciation or amortization are removed from the accounts and any gain or loss is included in the determination of income or loss.

         Expenditures for maintenance and repairs are charged to expense as incurred. Major overhauls and betterments are capitalized and depreciated over their estimated economic useful lives.

                               CRESCENT MOON, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(Continued)

Advertising

         Advertising costs are expensed as incurred. Advertising expense was $8,361 and $3,509 for the years ended February 29, 2004 and February 28, 2003.

Reclassifications

         Certain reclassifications have been made in the February 28, 2003 financial statements to conform with the February 29, 2004 presentation.

Income Taxes

         The Company accounts for income taxes under the provisions of SFAS No.109, "Accounting for Income Taxes." SFAS No.109 requires recognition of deferred income tax assets and liabilities for the expected future income tax consequences, based on enacted tax laws, of temporary differences between the financial reporting and tax bases of assets and liabilities.

Comprehensive Income

         The Company does not have any accumulated comprehensive income items, and therefore, is not required to report comprehensive income.

NOTE 2 - RENT AND LEASE EXPENSE

         The Company leases facilities and equipment under various capital and operating leases with expiration dates through 2005. The Company has entered into a lease agreements for its office and warehouse facilities. The rental charges are approximately $725 per month. The leases expired in June 2002 and July 2003 and the Company has continued leasing on a month-to month agreement.

         Total rental expense for the Company for the two years ended February 29, 2004 and February 28, 2003, $15,397 and $27,057, respectively, including rent under month-to month leases.

         Equipment capitalized under capital leases had fair market value of $20,359 as of June 18, 2001 (date of acquisition of the equipment and assumption of the related leases by the Company) Additional equipment with a fair market value of $49,795 as of August 27, 2003 was acquired under a capital lease.

                               CRESCENT MOON, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

Net minimum rental commitments under all non-cancelable operating leases are as follows:

                                                             Capital             Operating
                Year Ending February 28,                      Leases              Leases               Total
                                                        ------------------  -------------------  ------------------
                          2005                          $           23,926  $                 -  $           23,926
                          2006                                      19,570                    -              19,570
                          2007                                      11,416                    -              11,416
                          2008                                           -                    -                   -
                          2009
                                                        ------------------  -------------------  ------------------
            Total minimum lease payments due                        54,912                    -              54,912

           Less amounts representing interest                      (5,521)                    -             (5,521)
                                                        ------------------  -------------------  ------------------

                                                        $           49,391  $                 -  $           49,391
                                                        ==================  ===================  ==================

         The leases generally provides that insurance, maintenance and tax expenses are obligations of the Company. It is expected that in the normal course of business, leases that expire will be renewed or replaced by leases on other properties.

NOTE 3 -  RELATED PARTY TRANSACTIONS

         As of February 29, 2004 and February 28, 2003 the Company owes the following to a stockholder of the Company:

                                                                             February 29,       February 28,
                                                                          ------------------  ----------------
                                                                                 2004               2003
                                                                          ------------------  ----------------
Advances, unsecured, non-interest bearing,
due on demand                                                             $            2,022  $         10,030
                                                                          ==================  ================

         The Company leases a four acre parcel from the Company's Stockholder for approximately $350 per month under an operating lease. The lease began August 1, 1997 and expired on July 31, 2002. The lease has remained in effect on a month to month basis.

         The Company leases warehouse space from the Company's Stockholder for approximately $375 per month under an operating lease. The warehouse lease began July 1, 1998 and expired on June 30, 2003. The lease has remained in effect on a month to month basis.

         The Company leases a ten-unit trailer from the Company's Stockholder for $200 per year under an operating lease. The lease began March 1, 1998 and expired on January 31, 2001. The

                               CRESCENT MOON, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 3 -  RELATED PARTY TRANSACTIONS (Continued)

lease has remained in effect on a month to month basis.

         The Company leases a pick-up truck from the Company's Stockholder for $684 per month under an operating lease. The lease began July 1, 1998 and expired March 31, 2001. The lease has remained in effect on a month to month basis.

         The Company leases a twenty-unit trailer from the Company's Stockholder for $756 per year under an operating lease. The lease began June 1, 1998 and expired January 31, 2001. The lease has remained in effect on a month to month basis.

         During the year ended  February 29, 2004, the Company loaned $18,604 to
certain  related  businesses.   The  receivables  are  due  on  demand  and  are
non-interest bearing.

NOTE 4 - INCOME TAXES

         The provision for income taxes consists of Federal and State income tax. The provision consists of the following:


Current:                                             2004                 2003
                                               -----------------   ------------------
   Federal Income Tax                          $               -   $             (341)
   New York State Income Tax                                 511                 (200)
   Deferred tax liability (asset)                         22,141               (2,834)
                                               -----------------   ------------------
   Income tax expense (benefit)                $          22,652   $           (3,375)
                                               =================   ==================

         Deferred taxes result from temporary differences in the recognition of income and expenses for income tax reporting and financial statement reporting purposes. The Company had deferred tax liability (asset) of $22,141 and ($2,834) as of February 29, 2004 and February 28, 2003. The deferred tax liability (asset) is the result of excess depreciation for income tax purposes over the amount for financial reporting purposes.

         The differences between the effective income tax rate and the federal statutory income tax rate on the income (loss) from continuing operations are presented below:


                                                                                    2004                2003
                                                                             ------------------  ------------------
Expense at the federal and state statutory rate of 42%                       $           41,821  $                -
Deferred Tax Liability (Asset)                                                           22,141              (2,834)
Other                                                                                   (41,310)               (541)
                                                                             ------------------  ------------------
Effective Tax Expense                                                        $           22,652  $           (3,375)
                                                                             ==================  ==================

                               CRESCENT MOON, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 5 - LINE OF CREDIT

         The Company has a $50,000 revolving line of credit payable to M&T Bank, due on demand with interest of 1.5% over prime. The balance due on the line of credit was $23,071 and $44,202 as of February 29, 2004 and February 28, 2003, respectively.

NOTE 6 - LONG TERM DEBT

         Long-term liabilities of the Company at February 29, 2004 and February 28, 2003 consists of the following:

                                                                        February 29,      February 28,
                                                                            2004              2003
                                                                      ----------------- -----------------
Lease Payable to Liberty Financial Group, due June 18, 2004, payable $681.40 per month with interest at
13.8%, secured by equipment                                           $           2,796 $           9,908


Lease Payable to Liberty  Financial Group, due July 15, 2006,  payable $1,630.80 per month with interest at
12%, secured by equipment                                                        46,741                 -

Note  Payable to M&T Bank,  due August 1, 2003,  payable  $812.36 per month with interest at 1.0%
over prime, secured by automotive equipment                                           -             4,728

Note payable to M&T Bank, due December 24, 2005, payable $531.31 per month, with interest at 1.5% over prime (5.5% at February 29, 2004), secured by
personal guarantee by the Company's Stockholder                                   9,749            15,931

Note  payable to M&T Bank,  due March 6, 2006,  payable  $666.74  per month with interest at 1.5% over prime (5.5% at February 29, 2004), secured by
equipment                                                                        15,659                 -

                                                                      ----------------- -----------------
                                                                                 74,945            30,567
Less Current Portion                                                             32,456            17,163
                                                                      ----------------- -----------------

          Total Long-Term Liability                                   $          42,489 $          13,404
                                                                      ================= =================

                               CRESCENT MOON, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 6 - LONG TERM DEBT (Continued)

         Principal payments due on long-term debt for each of the five years subsequent to February 29, 2004 and thereafter are as follows:


       Year ending:                Amount
---------------------------  ------------------
           2005                          32,456
           2006                          30,715
           2007                          11,774
           2008                               -
           2009                               -
        Thereafter                            -
                             ------------------
           Total             $           74,945
                             ==================

                               CRESCENT MOON, INC.
                                 BALANCE SHEETS
                                   (Unaudited)

                                                                                 August 31,         February 29,
ASSETS                                                                              2004                2004
                                                                             ------------------  ------------------

     Current Assets:
          Cash                                                               $           12,980  $                -
          Accounts Receivable                                                            24,435               5,793
          Related Party Receivable                                                       17,231              18,604
                                                                             ------------------  ------------------

               Total Current Assets                                                      54,646              24,397
                                                                             ------------------  ------------------

     Property and Equipment:
          Office Furniture and Equipment                                                 19,140              19,140
          Port-O-Pot and Trailers                                                       465,547             454,675
          Polyportable Equipment                                                        101,498              99,801
          Less Accumulated Depreciation                                                (392,977)           (358,542)
                                                                             ------------------  ------------------

               Net Fixed Assets                                                         193,208             215,074
                                                                             ------------------  ------------------

TOTAL ASSETS                                                                 $          247,854  $          239,471
                                                                             ==================  ==================

                               CRESCENT MOON, INC.
                                 BALANCE SHEETS
                                   (Unaudited)
                                   (Continued)

                                                                                 August 31,         February 29,
                                                                                    2004                2004
                                                                             ------------------  ------------------
LIABILITIES AND STOCKHOLDER'S EQUITY
     Current Liabilities:
          Accounts Payable                                                   $           12,258  $           10,190
          Income Tax Payable                                                                  -                 511
          Accrued Expenses                                                               21,799               3,292
          Bank Overdraft                                                                      -               1,480
          Customer Deposits                                                              12,349               5,412
          Related Party Note Payable                                                          -               2,022
          Bank Line of Credit                                                             6,505              23,071
          Current Portion of Long-Term Debt                                              30,189              32,456
                                                                             ------------------  ------------------

               Total Current Liabilities                                                 83,100              78,434
                                                                             ------------------  ------------------

     Non-Current Liabilities:
          Long-Term Notes Payable                                                        26,022              42,489
          Deferred Tax Liability                                                         17,992              19,307
                                                                             ------------------  ------------------

                Total Non-Current Liabilities                                            44,014              61,796
                                                                             ------------------  ------------------

TOTAL LIABILITIES                                                                       127,114             140,230
                                                                             ------------------  ------------------

     Stockholders' Equity:

          Common Stock, Par Value $.001, Authorized
          100,000,000 shares, Issued and Outstanding
          1,450,000 at August 31, 2004 and February 29, 2004                              1,450               1,450
          Additional Paid in Capital                                                     43,650              43,650
          Retained Earnings (Deficit)                                                    75,640              54,141
                                                                             ------------------  ------------------

               Total Stockholders' Equity                                               120,740              99,241
                                                                             ------------------  ------------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                   $          247,854  $          239,471
                                                                             ==================  ==================


   The accompanying notes are an integral part of these financial statements.

                               CRESCENT MOON, INC.
                            STATEMENTS OF OPERATIONS
                                   (Unaudited)


                                                For the Three Months Ended            For the Six Months Ended
                                                        August 31,                           August 31,
                                                  2004               2003              2004             2003
                                            -----------------  ----------------  ---------------- -----------------

Revenues:                                   $         135,072  $        259,690  $        223,063 $         282,209
                                            -----------------  ----------------  ---------------- -----------------

Expenses:
   Advertising                                          1,197             4,592             2,076             6,334
   General and Administrative                         100,454           118,056           198,411           154,935
                                            -----------------  ----------------  ---------------- -----------------

      Total Operating Expenses                        101,651           122,648           200,487           161,269
                                            -----------------  ----------------  ---------------- -----------------

Net Operating Income (Loss)                            33,421           137,042            22,576           120,940

Other Income (Expense):
   Gain (Loss) on Disposal of Assets                        -                 -                 -             7,500
   Interest Expense                                    (1,117)             (618)           (2,391)           (1,064)
                                            -----------------  ----------------  ---------------- -----------------

   Net Other Income (Expense)                          (1,117)             (618)           (2,391)            6,436
                                            -----------------  ----------------  ---------------- -----------------

   Net Income (Loss) Before Taxes                      32,304           136,424            20,185           127,376

Income and Franchise Taxes                                  -                 -                 -                 -
Deferred Income Tax                                       377             8,215             1,314             8,215
                                            -----------------  ----------------  ---------------- -----------------

     Net Income (Loss)                      $          32,681  $        144,639  $         21,499 $         135,591
                                            =================  ================  ================ =================

Basic & Diluted Earnings
    Income (Loss) per Share                 $            0.02  $           0.10  $           0.01 $            0.09
                                            =================  ================  ================ =================

Weighted Average Shares                             1,450,000         1,450,000         1,450,000         1,450,000
                                            =================  ================  ================ =================







   The accompanying notes are an integral part of these financial statements.

                               CRESCENT MOON, INC.
                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                                                 For the Six Months Ended
                                                                                        August 31,
                                                                               2004                     2003
                                                                       ---------------------   --------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (Loss)                                                      $              21,499   $            135,591

Adjustments to reconcile net loss to net cash
Provided by operating activities
Depreciation                                                                          34,435                 22,901
(Gain) Loss on Disposal of Assets                                                          -                 (7,500)
(Increase) Decrease in Accounts Receivable                                           (18,642)              (117,361)
(Increase) Decrease in Income Tax Receivable                                               -                    341
(Increase) Decrease Related Party Receivable                                           1,373                      -
Increase (Decrease) Accounts Payable                                                   2,068                    768
Increase (Decrease) Accrued Expenses                                                  18,507                 11,052
Increase (Decrease) in Income Tax Payable                                               (511)                     -
Increase (Decrease) Bank Overdraft                                                    (1,480)                     -
Increase (Decrease) Customer Deposits                                                  6,937                 (1,446)
Increase (Decrease) Deferred Tax Liability                                            (1,315)                (8,215)
                                                                       ---------------------   --------------------

 Net Cash provided (used) by operating activities                                     62,871                 36,131
                                                                       ---------------------   --------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of Fixed Assets                                                             (12,569)               (68,070)
                                                                       ---------------------   --------------------

Net cash provided (used) by investing activities                                     (12,569)               (68,070)
                                                                       ---------------------   --------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Notes Payable                                                                -                 69,795
Principal payments on Notes Payable                                                  (18,734)               (17,647)
Net Increase (Decrease) Related Party Payable                                         (2,022)                (1,144)
Net Increase (Decrease) Line of Credit                                               (16,566)                (7,204)
                                                                       ---------------------   --------------------

 Net Cash Provided by (used in) Financing Activities                                 (37,322)                43,800
                                                                       ---------------------   --------------------

Net Increase in Cash and Cash Equivalents                                             12,980                 11,861
Cash and Cash Equivalents at Beginning of Period                                           -                  2,771
                                                                       ---------------------   --------------------

Cash and Cash Equivalents at End of Period                             $              12,980   $             14,632
                                                                       =====================   ====================

                               CRESCENT MOON, INC.
                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)
                                   (Continued)

                                                                                 For the Six Months Ended
                                                                                          August 31,
                                                                               2004                    2003
                                                                       ---------------------   --------------------

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for:
  Interest                                                             $               2,391   $              1,064
  Franchise and income taxes                                           $                 511   $                  -

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING
ACTIVITIES:
None


























   The accompanying notes are an integral part of these financial statements.

                               CRESCENT MOON, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                   (Unaudited)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         This summary of accounting policies for Crescent Moon, Inc. is presented to assist in understanding the Company's financial statements. The accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

         The unaudited financial statements as of August 31, 2004 and for the three and six months then ended reflect, in the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to fairly state the financial position and results of operations for the three and six months. Operating results for interim periods are not necessarily indicative of the results which can be expected for full years.

Organization and Basis of Presentation

         The Company was incorporated under the laws of the State of New York on March 2, 1995.

         On June 3, 2002, the Company merged with Cherokee Investments, Inc. (Cherokee), a Wyoming corporation. The merger was accounted for as a reverse merger, with the Company being treated as the acquiring entity for financial reporting purposes. In connection with this merger, the Company issued 250,000 shares of common stock in exchange for the assets and liabilities of Cherokee. As a result of the merger, the Company became a Wyoming corporation.

         The merger was recorded as a recapitalization. In connection with this recapitalization, the number of shares outstanding prior to the merger have been restated to their post merger equivalents (increased from 25 shares to 1,200,000).

Nature of Business

         The Company is primarily in the business of providing portable restroom services. In addition the Company acts as a warehouser for PolyPortables, Inc. by assembling and storing plastic portable toilets.

Cash and Cash Equivalents

         For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

                               CRESCENT MOON, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                   (Unaudited)
                                   (Continued)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(Continued)

Concentration of Credit Risk

         The Company has no significant off-balance-sheet concentrations of credit risk such as foreign exchange contracts, options contracts or other foreign hedging arrangements. The Company maintains the majority of its cash balances with one financial institution, in the form of demand deposits.

Pervasiveness of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles required management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Earnings (Loss) per Share

         Basic loss per share has been computed by dividing the loss for the year applicable to the common stockholders by the weighted average number of common shares outstanding during the years. There were no common equivalent shares outstanding at August 31, 2004 and 2003.

Fixed Assets

         Fixed assets are stated at cost. Deprecation expense for the three and six months ended August 31, 2004 was $17,450 and $34,435 and for the same periods in 2003 was 12,377 and $22,901. Depreciation and amortization are computed using the straight-line and accelerated methods over the estimated economic useful lives of the related assets as follows:

         Office Equipment                                     3-5 years
         Port-O-Pot and Trailers                              5-7 years
         Polyportable Equipment                               5-7 years

Upon sale or other disposition of property and equipment, the cost and related accumulated depreciation or amortization are removed from the accounts and any gain or loss is included in the determination of income or loss.

         Expenditures for maintenance and repairs are charged to expense as incurred. Major overhauls and betterments are capitalized and depreciated over their estimated economic useful lives.

                               CRESCENT MOON, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                   (Unaudited)
                                   (Continued)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(Continued)

Revenue Recognition

         Revenue is  recognized  as services  are  performed.

Advertising

         Advertising costs are expensed as incurred. Advertising expense was $1,197 and $2,076 for the three and six months ended August 31, 2004 and $4,592 and $6,334 for the same periods in 2003.

Reclassifications

         Certain reclassifications have been made in the August 31, 2003 financial statements to conform with the August 31, 2004 presentation.

Income Taxes

         The Company accounts for income taxes under the provisions of SFAS No.109, "Accounting for Income Taxes." SFAS No.109 requires recognition of deferred income tax assets and liabilities for the expected future income tax consequences, based on enacted tax laws, of temporary differences between the financial reporting and tax bases of assets and liabilities.

Comprehensive Income

         The Company does not have any accumulated comprehensive income items, and therefore, is not required to report comprehensive income.

NOTE 2 - RENT AND LEASE EXPENSE

         The Company leases facilities and equipment under various capital and operating leases with expiration dates through 2005. The Company has entered into a lease agreements for its office and warehouse facilities. The rental charges are approximately $725 per month. The leases expired in June 2002 and July 2003 and the Company has continued leasing on a month-to month agreement.

         Total rental expense for the Company for the three and six months ended August 31, 2004, $3,879 and $5,819 and for the same periods in 2003 was $4,392 and $7,582 , respectively, including rent under month-to month leases.

                               CRESCENT MOON, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                   (Unaudited)
                                   (Continued)

NOTE 2 - RENT AND LEASE EXPENSE (Continued)

         Equipment capitalized under capital leases had fair market value of $20,359 as of June 18, 2001 (date of acquisition of the equipment and assumption of the related leases by the Company) Additional equipment with a fair market value of $49,795 as of August 27, 2003 was acquired under a capital lease.

Net minimum rental commitments under all non-cancelable operating leases are as follows:

                                                             Capital             Operating
                Year Ending February 28,                      Leases              Leases               Total
                                                        ------------------  -------------------  ------------------
                          2005                          $           23,926  $                 -  $           23,926
                          2006                                      19,570                    -              19,570
                          2007                                      11,416                    -              11,416
                          2008                                           -                    -                   -
                          2009
                                                        ------------------  -------------------  ------------------
            Total minimum lease payments due                        54,912                    -              54,912

           Less amounts representing interest                      (5,521)                    -             (5,521)
                                                        ------------------  -------------------  ------------------

                                                        $           49,391  $                 -  $           49,391
                                                        ==================  ===================  ==================

         The leases generally provides that insurance, maintenance and tax expenses are obligations of the Company. It is expected that in the normal course of business, leases that expire will be renewed or replaced by leases on other properties.

NOTE 3 -  RELATED PARTY TRANSACTIONS

         As of August 31, 2004 and February 29, 2004 the Company owes the following to a stockholder of the Company:

                                                                               May 31,          February 29,
                                                                          ------------------  ----------------
                                                                                 2004               2004
                                                                          ------------------  ----------------

Advances, unsecured, non-interest bearing,
due on demand                                                             $                -  $          2,022
                                                                          ==================  ================

         The Company leases a four acre parcel from the Company's Stockholder for approximately $350 per month under an operating lease. The lease began August 1, 1997 and expired on July 31, 2002. The lease has remained in effect on a month to month basis.

                               CRESCENT MOON, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                   (Unaudited)
                                   (Continued)

NOTE 3 -  RELATED PARTY TRANSACTIONS (Continued)

         The Company leases warehouse space from the Company's Stockholder for approximately $375 per month under an operating lease. The warehouse lease began July 1, 1998 and expired on June 30, 2003. The lease has remained in effect on a month to month basis.

         The Company leases a ten-unit trailer from the Company's Stockholder for $200 per year under an operating lease. The lease began March 1, 1998 and expired on January 31, 2001. The lease has remained in effect on a month to month basis.

         The Company leases a pick-up truck from the Company's Stockholder for $684 per month under an operating lease. The lease began July 1, 1998 and expired March 31, 2001. The lease has remained in effect on a month to month basis.

         The Company leases a twenty-unit trailer from the Company's Stockholder for $756 per year under an operating lease. The lease began June 1, 1998 and expired January 31, 2001. The lease has remained in effect on a month to month basis.

         As of August 31, 2004 and February 29, 2004, the Company loaned $17,231 and $18,604 to certain related businesses. The receivables are due on demand and are non-interest bearing.

NOTE 4 - INCOME TAXES

         Deferred taxes result from temporary differences in the recognition of income and expenses for income tax reporting and financial statement reporting purposes. The Company had deferred tax liability of $17,992 and $19,306 as of August 31, 2004 and February 29, 2004 . The deferred tax liability (asset) is the result of excess depreciation for income tax purposes over the amount for financial reporting purposes.

NOTE 5 - LINE OF CREDIT

         The Company has a $50,000 revolving line of credit payable to M&T Bank, due on demand with interest of 1.5% over prime. The balance due on the line of credit was $6,505 and $23,071 as of August 31, 2004 and February 29, 2004, respectively.

                               CRESCENT MOON, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                   (Unaudited)
                                   (Continued)

NOTE 6 - LONG TERM DEBT

         Long-term liabilities of the Company at August 31, 2004 and February 29, 2004 consists of the following:

                                                                         August 31,       February 29,
                                                                            2004              2004
                                                                      ----------------- -----------------
Lease Payable to Liberty Financial Group, due June 18, 2004, payable $681.40 per month with interest at
13.8%, secured by equipment                                           $               - $           2,796


Lease Payable to Liberty  Financial Group, due July 15, 2006,  payable $1,630.80 per month with interest at
12%, secured by equipment                                                        37,367            46,741

Note payable to M&T Bank, due December 24, 2005, payable $531.31 per month, with interest at 1.5% over prime (5.5% at February 29, 2004), secured by
personal guarantee by the Company's Stockholder                                   6,796             9,749

Note  payable to M&T Bank,  due March 6, 2006,  payable  $666.74  per month with interest at 1.5% over prime (5.5% at February 29, 2004), secured by
equipment                                                                        12,048            15,659
                                                                      ----------------- -----------------
                                                                                 56,211            74,945
Less Current Portion                                                             30,189            32,456
                                                                      ----------------- -----------------

          Total Long-Term Liability                                   $          26,022 $          42,489
                                                                      ================= =================

         Principal payments due on long-term debt for each of the five years subsequent to February 29, 2004 and thereafter are as follows:


       Year ending:                Amount
---------------------------  ------------------
           2005                          32,456
           2006                          30,715
           2007                          11,774
           2008                               -
           2009                               -
        Thereafter                            -
                             ------------------
           Total             $           74,945
                             ==================

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Wyoming Business Corporation Act permits the inclusion in the articles of incorporation, provisions limiting or eliminating the personal monetary liability of directors to a corporation or its shareholders by reason of their conduct as directors. The Wyoming Business Corporation Law limits or eliminates the liability of a director of a corporation for monetary damages for any action taken or not taken as a director in all instances except (i) instances where a director receives financial benefits to which he is not entitled; (ii) any intentional infliction of harm on the corporation or its shareholders; (iii) the making of unlawful distributions; and (iv) intentional violations of criminal law.

The bylaws of the Company allow for the elimination of personal monetary liability on the part of a director to the fullest extent permitted by Wyoming law. A shareholder is able to prosecute an action against a director for monetary damages for any action taken, or any failure to take any action, as a director, for the amount of financial benefit received by a director for which he is not entitled, an intentional infliction of harm on the corporation or shareholders, a violation of Section 17-16-833 of the Wyoming Business Corporation Law or an intentional violation of criminal law.

ARTICLE XI of the Bylaws of the Registrant provide as follows:

         SECTION 43. INDEMNIFICATION OF DIRECTORS, EXECUTIVE OFFICERS, OTHER OFFICERS, EMPLOYEES AND OTHER AGENTS.

         (a.) DIRECTORS OFFICERS. The corporation shall indemnify its directors and officers to the fullest extent not prohibited by the Wyoming General Corporation Law; provided, however, that the corporation may modify the extent of such indemnification by individual contracts with its directors and officers; and, provided, further, that the corporation shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the corporation, (iii) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the Wyoming General Corporation Law or (iv) such indemnification is required to be made under subsection (d).

         (b.) EMPLOYEES AND OTHER AGENTS. The corporation shall have power to indemnify its employees and other agents as set forth in the Wyoming General Corporation Law.

         (c.) EXPENSE. The corporation shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the corporation, or is or was serving at the request of the corporation as a director or executive officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said mounts if it should be determined ultimately that such person is not entitled to be indemnified under this Bylaw or otherwise.

         Notwithstanding the foregoing, unless otherwise determined pursuant to paragraph (e) of this Bylaw, no advance shall be made by the corporation to an officer of the corporation (except by reason of the fact that such officer is or was a director of the corporation in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation.

         (d.) ENFORCEMENT. Without the necessity of entering into an express contract, all rights to indemnification and advances to directors and officers under this Bylaw shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the corporation and the director or officer. Any right to indemnification or advances granted by this Bylaw to a director or officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor. The claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting his claim. In connection with any claim for indemnification, the corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standard of conduct that make it permissible under the Wyoming General Corporation Law for the corporation to indemnify the claimant for the amount claimed. In connection with any claim by an officer of the corporation (except in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such officer is or was a director of the corporation) for advances, the corporation shall be entitled to raise a defense as to any such action clear and convincing evidence that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed in the best interests of the corporation, or with respect to any criminal action or proceeding that such person acted without reasonable cause to believe that his conduct was lawful. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the Wyoming General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct. In any suit brought by a director or officer to enforce a right to indemnification or to an advancement of expenses hereunder, the burden of proving that the director or officer is not entitled to be indemnified, or to such advancement of expenses, under this Article XI or otherwise shall be on the corporation.

         (e.) NON-EXCLUSIVITY OF RIGHTS. The rights conferred on any person by this Bylaw shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the Wyoming General Corporation Law.

         (f.) SURVIVAL OF RIGHTS. The rights conferred on any person by this Bylaw shall continue as to a person who has ceased to be a director, officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         (g.) INSURANCE. To the fullest extent permitted by the Wyoming General Corporation Law, the corporation, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this Bylaw.

         (h.) AMENDMENTS. Any repeal or modification of this Bylaw shall only be prospective and shall not affect the rights under this Bylaw in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the corporation.

         (i.) SAVING CLAUSE. If this Bylaw or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director and officer to the full extent not prohibited by any applicable portion of this Bylaw that shall not have been invalidated, or by any other applicable law.

         (j.) CERTAIN DEFINITIONS. For the purposes of this Bylaw, the following definitions shall apply:

         (i.) The term "proceeding" shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

         (ii.) The term "expenses" shall be broadly construed and shall include, without limitation, court costs, attorneys' fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any proceeding.

         (iii.) The term the "corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent or another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Bylaw with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

         (iv.) References to a "director," "executive officer," "officer," "employee," or "agent" of the corporation shall include, without limitation, situations where such person is serving at the request of the corporation as, respectively, a director, executive officer, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.

         (v.) References to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Bylaw.


         Section 17-16-202 of the Wyoming Business Corporation Law allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for any action taken, or any failure to take any action, as a director, except for the amount of financial benefit received by a director for which he is not entitled, an intentional infliction of harm on the corporation or shareholders, a violation of 17-16-833 or an intentional violation of criminal law.

         Section 17-16-850, et seq. of the Wyoming Business Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the estimated costs and expenses of Rochester Portable Specialties in connection with the offering described in the Registration Statement.


 Securities and Exchange Commission Registration Fee             $  100
 Legal Fees and Expenses                                         10,000
 Accounting Fees and Expenses                                    20,000
 Other Expenses                                                   2,500
                                                                  -----
 Total Expenses                                                 $32,600

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

         On June 3, 2002, pursuant to the closing of the acquisition agreement and in consideration for the acquisitions of Rochester Portable Specialties doing business as Crescent Moon, Cherokee Investments now named Crescent Moon, Inc., issued a total of 1,200,000 shares to Robert P. Denome in reliance on
Section  4(2)  of  the  Securities  Act  as no  public  offering  was  involved.
Additionally, on June 3, 2002, Cherokee Investments received and cancelled 750,000 shares of common stock from Daniel Hodges as required by the acquisition agreement.


ITEM 27.  EXHIBITS

        EXHIBIT
        NUMBER                                          DESCRIPTION                                          REFERENCE
     --------------    -------------------------------------------------------------------------------     --------------

          2.1          Acquisition  Agreement between Registrant and Rochester Portable  Specialties,           (1)
                       Inc.
          3.1          Amended  and  Restated   Articles  of  Incorporation   of  Registrant,   dated           (2)
                       December 27, 2001
          3.2          Amended and Restated By-laws of Registrant                                               (2)
          3.3          Certificate of Name Change                                                                *
          4.1          Form of Common Stock Certificate                                                          *
          5.1          Opinion of  Christopher  H.  Dieterich,  Esq. as to the legality of securities            *
                       being registered (includes consent)
         10.1          Beau Productions Contract                                                                 *
         10.2          M & T Bank Business Line of Credit                                                        *
         10.3          M & T Bank $25,000 note due December 24, 2005                                             *
         10.4          M & T Bank $22,000 note due March 6, 2006                                                 *
          21           List of Subsidiaries                                                                      *
         23.1          Consent of Auditors Robison Hill & Co.                                                    *

----------

*        Filed herewith

(1) Filed with Information Statement on Schedule 14C, dated May 14, 2002.

(2) Filed with Form 10SB 12(g), dated January 5, 2000.

ITEM 28.  UNDERTAKINGS

(a) Rule 415 Offering. The undersigned Registrant hereby undertakes:

         (1)      To file,  during any period in which offers or sales are being
                  made,  a   post-effective   amendment  to  this   registration
                  statement:

                  (i)      To  include  any   prospectus   required  by  Section
                           10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) For determining any liability under the Securities Act of 1933 (the "Securities Act"), to treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at the time to be the initial bona fide offering.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Imdemnification:

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bloomfield, New York, on October 20, 2004.




                            CRESCENT MOON, INC., a Wyoming corporation




                            /s/ Robert P. Denome
                            ----------------------------------------------------
                            Robert P. Denome, Chairman of the Board, President, and Principal Financial Officer, Principal Accounting Officer and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


                     Signature and Title                          Date



/s/ Robert P. Denome                                        October 20, 2004

-------------------------------------------------
Robert P. Denome, Chairman of the Board,
President, Principal Financial Officer, Principal
Accounting  Officer  and  Sole Director